Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement of Central Valley Community Bancorp on Amendment No. 1 to Form S-4/A of our report dated March 15, 2016, on the consolidated financial statements of Central Valley Community Bancorp appearing in the 2015 Form 10-K of Central Valley Community Bancorp, and to the reference to us under the heading “Experts” in the prospectus.
/s/ CROWE HORWATH LLP
Sacramento, California
July 19, 2016